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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-175101 on Form S-8, Registration Statement No. 333-181986 on Form S-8, and Registration Statement No. 333-180384 on Form S-3 of our reports dated March 6, 2013, relating to our audits of the consolidated financial statements of Pacira Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 and the effectiveness of internal control over financial reporting of Pacira Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2012, included in this Annual Report on Form 10-K of Pacira Pharmaceuticals, Inc. for the year ended December 31, 2012.

/s/ CohnReznick LLP Roseland, New Jersey March 6, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm